UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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UbiquiTel Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

ISS RECOMMENDS THAT UBIQUITEL STOCKHOLDERS

VOTE FOR PROPOSED MERGER WITH SPRINT NEXTEL

ISS Recommends That Stockholders Vote FOR All UbiquiTel Director Nominees

CONSHOHOCKEN, PA, June 15, 2006 — UbiquiTel (Nasdaq: UPCS), a PCS Affiliate of Sprint Nextel Corporation (NYSE: S), today announced that Institutional Shareholder Services Inc. (ISS) recommended that UbiquiTel stockholders vote FOR the proposed merger with Sprint Nextel at UbiquiTel’s June 27, 2006 annual meeting of stockholders. ISS also recommended that UbiquiTel stockholders vote FOR all UbiquiTel director nominees at the upcoming annual meeting. Stockholders of record as of the close of business on May 11, 2006 will be entitled to vote at the meeting.

ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

In recommending that UbiquiTel stockholders vote FOR the proposed merger with Sprint Nextel and FOR UbiquiTel’s director nominees, ISS stated that:

“Based upon limited strategic options available to UPCS, a valuation that appears to be in line with the company’s peers and the lack of negative deal process issues, we recommend that UPCS shareholders vote FOR this transaction. Because we support the transaction, . . .we also recommend that shareholders vote FOR the incumbent director nominees.1”

“We are pleased that ISS has recommended that UbiquiTel stockholders vote for our proposed merger with Sprint Nextel and for our board nominees,” said Donald A. Harris, Chairman and CEO of UbiquiTel. “The ISS conclusion is consistent with our board’s unanimous determination that the company’s merger with Sprint Nextel is the best strategic option available to enhance shareholder value.”

On April 20, 2006, the company and Sprint Nextel announced an agreement for Sprint Nextel to acquire the company for approximately $1.3 billion, including the assumption of approximately $300 million of net debt. Under the terms of the agreement, Sprint Nextel will acquire all of the company’s outstanding common shares for $10.35 per share in cash.

UbiquiTel reiterates that its Board of Directors unanimously recommends that stockholders sign, date and return UbiquiTel’s WHITE proxy card in order to vote in favor of both the merger and the Board’s slate of directors. UbiquiTel stockholders are reminded that their vote is important, and a failure to vote has the same effect as a vote against UbiquiTel’s merger with Sprint Nextel. Stockholders may be able to vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact UbiquiTel’s proxy solicitor, Innisfree M&A Incorporated toll-free at 1-888-750-5834.

1 Permission to use quotations from the ISS report was neither sought nor obtained.

About UbiquiTel

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.8 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana, Kentucky and Tennessee.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction and required stockholder approval, UbiquiTel has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement for the UbiquiTel 2006 annual meeting of stockholders, which was mailed to the stockholders of UbiquiTel. UbiquiTel’s stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about the transaction and UbiquiTel. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by UbiquiTel by going to UbiquiTel’s Investor Relations page on its corporate website at http://www.ubiquitelpcs.com.

UbiquiTel and its officers and directors may be deemed to be participants in the solicitation of proxies from UbiquiTel’s stockholders with respect to the transaction. Information about UbiquiTel’s executive officers and directors and their ownership of UbiquiTel stock is set forth in the definitive proxy statement, which was filed with the SEC on May 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of UbiquiTel and its respective executive officers and directors in the transaction by reading the definitive proxy statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the impact of the Sprint-Nextel merger on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the outcome of UbiquiTel’s, and any other PCS affiliate of Sprint’s, litigation with Sprint concerning the Sprint-Nextel merger; changes in Sprint’s affiliation strategy as a result of the Sprint-Nextel merger or any other merger involving Sprint Nextel; UbiquiTel’s ability to satisfy the conditions to closing the pending merger with Sprint Nextel (including stockholder approval) and the costs and consequences of not closing the merger; the effect of the pending merger with Sprint Nextel on UbiquiTel’s business and its relationships with employees and suppliers; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the SEC, specifically in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

Brighid de Garay, UbiquiTel

(610) 832-3311, bdegaray@ubiquitelpcs.com

or

Tayo Ogundipe, UbiquiTel

(610) 832-3340, togundipe@ubiquitelpcs.com

Judith Wilkinson/Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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